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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                           JURISDICTION OF INCORPORATION
------------------------------------           --------------------------------
Entevo Corporation                             Delaware
Curasoft, Inc.                                 California
BindView Development International             Delaware
BindView Development GMBH                      Germany
Netect Ltd.                                    Israel
Netect Inc                                     Delaware
BindView UK Ltd.                               United Kingdom
BindView Australia PTY Limited                 Australia
BindView SARL                                  France
BindView India                                 India
BindView do Brasil Limitada                    Brasil